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                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1998, with respect to the financial statements of Abirnet Ltd. for the year ended December 31, 1997, included in or made part of the Registration Statement on Form S-4 and related Prospectus of Platinum technology International, inc. for the registration of 2,160 shares of its common stock.



                                       /s/ KOST, FORER and GABBAY
                                       Certified Public Accountants (Israel)
                                       A member of Ernst & Young International

Tel Aviv, Israel
March 29, 1999